UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 22, 2009

PepperBall Technologies, Inc.
(Exact name of registrant as specified in charter)

Colorado	001-32566	20-1978398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6142 Nancy Ridge Drive, Suite 101 San Diego, CA 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (858) 638-0236

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        Securities Purchase Agreement and Convertible Promissory Notes

        On April 22, 2009, PepperBall Technologies, Inc., a Colorado corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with investors for the private placement of Convertible Promissory Notes (the “Notes”) having a principal amount of $825,000. Subject to the conversion provisions set forth in the Notes, the outstanding principal amount under the Notes is due and payable on December 31, 2010 (the “Maturity Date”). The Notes bear simple interest at the rate of 10% per annum, and interest shall be paid as follows: (i) interest shall accrue through December 31, 2009 and be paid in a lump sum on the Maturity Date; and (ii) commencing on January 1, 2010, interest shall be paid quarterly in arrears beginning with the quarter ended March 31, 2010, with such interest to be paid by the tenth day of the month following quarter end. As security for the Company’s obligations, the Company granted the purchasers of the Notes a security interest in all of the Company’s personal property located in the State of California (the “Security Interest”); provided that the Notes and the Security Interest are subordinated to the obligations of the Company to Agility Capital, LLC. Further, the purchasers of the Notes agreed that the Notes will be subordinate to any accounts receivable and/or inventory line of credit obtained by the Company in the future. The Notes were issued on April 22, 2009 and may be prepaid at any time upon thirty days’ notice.

        At the sole discretion of the holder, the outstanding principal amount of the Notes and any accrued but unpaid interest thereon may be converted into shares of the Company’s Common Stock or non-voting Series C Preferred Stock at a conversion price of $0.10 per share, provided that conversion requests must be made in minimum amounts of the greater of $50,000 or the remaining balance of a holder’s Note.

        Dr. Eric P. Wenaas, the Chairman of the Company’s board of directors (the “Board”) and the Company’s former Chief Executive Officer, purchased a Note in the principal amount of $100,000; John C. Stiska, the Company’s Chief Executive Officer and a member of the Board, purchased a Note in the principal amount of $100,000; Dr. Jeffrey M. Nash, a member of the Board, purchased a Note in the principal amount of $50,000; Gregory Pusey, a member of the Board, purchased a Note in the principal amount of $50,000; and Jeffrey G. McGonegal, the Company’s Chief Financial Officer, purchased a Note in the principal amount of $25,000.

        The Company plans to use the proceeds of the Notes to make payments on the amount outstanding under a Loan Agreement with Agility Capital, LLC, to fund sales and marketing and inventory expenses, and for other working capital purposes.

        The Notes and the securities issuable upon conversion of the Notes have not been and will not be registered under the Securities Act in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

        Richard A Collato, a member of the Board, was paid a fee of $25,500 for his efforts in connection with the sale of the Notes.

        The description of the transaction set forth above is qualified in its entirety by reference to the Securities Purchase Agreement and Convertible Promissory Note, forms of which are filed with this current report as Exhibits 10.1 and 10.2, respectively.

        Note Exchange

        On May 27, 2008, the Company (then known as Security With Advanced Technology, Inc., a Colorado corporation), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with PepperBall Technologies, Inc., a Delaware corporation (“PepperBall”), and PTI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (the “Merger Sub”). The transactions contemplated by the Merger Agreement were completed on September 19, 2008 (the “Merger”).

        In connection with the Merger, the Company issued seven convertible promissory notes with an aggregate principal amount of $2,254,304 (the “Replacement Notes”). Such notes were unsecured, bore interest (accruing to maturity) at the rate of 10% per annum and matured 15 months from the closing date of the Merger. At the note holder’s option (and subject to certain limitations), the principal amount and all accrued interest under the Replacement Notes was convertible at any time into shares of the Company’s common stock at a rate based upon the average closing price of the Company’s common stock for the six-month period ended on the trading day immediately prior to the date the holder of the Replacement Note requested conversion. The holders of the Replacement Notes included Drs. Wenaas and Nash and Messrs. Collato and Stiska.

        As a condition to the closing of the sale of the Notes pursuant to the Securities Purchase Agreement, the holders of the Replacement Notes exchanged such notes for promissory notes that have the same terms as the Notes (the “New Notes”), except that the New Notes remain unsecured. Accordingly, Drs. Wenaas and Nash, and Messrs. Collato and Stiska were issued New Notes with principal amounts of $919,483, $234,327, $211,833 and $616,834, respectively, in exchange for their Replacement Notes.

        The New Notes and the securities issuable upon conversion of the New Notes have not been and will not be registered under the Securities Act in reliance upon an exemption from registration provided by Section 3(a)(9) of the Securities Act, Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

        Anti-dilution Adjustment

        As provided in the Merger Agreement, if, within nine months of the closing date of the Merger, the Company raises additional financing through the sale of common stock or securities convertible or exchangeable for shares of common stock (a “Subsequent Equity Financing”), then the holders of PepperBall common stock at the effective time of the Merger shall be entitled to receive additional shares of the Company’s common stock upon the closing of the Subsequent Equity Financing. The number of additional shares of the Company’s common stock issuable upon a Subsequent Equity Financing is determined in accordance with a formula set forth in the Merger Agreement. Such additional shares shall be issued pro rata to the holders of PepperBall common stock at the effective time of the Merger on the same basis as the shares of the Company’s common stock were distributed at the closing of the Merger. The anti-dilution provisions only apply to the first Subsequent Equity Financing during the nine-month period following the closing of the Merger.

        The Company’s sale of the Notes described above constitutes a Subsequent Equity Financing. As a result, the holders of PepperBall common stock at the effective time of the Merger (including Drs. Wenaas and Nash, Messrs. Stiska and Collato and Jack Fitzpatrick, a member of the Board) are entitled to receive an aggregate of approximately 11.6 million additional shares of the Company’s common stock, which are deemed issued on April 22, 2009.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities

        The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 3.02.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

        On April 22, 2009: (i) Gregory Pusey resigned as the Chairman of the Board, provided that Mr. Pusey will continue as a member of the Board; (ii) Dr. Wenaas resigned as the Company’s Chief Executive Officer, and the employment agreement Dr. Wenaas entered with the Company on September 19, 2008 was terminated; (iii) Dr. Wenaas was appointed as the Chairman of the Board, and (iv) Mr. Stiska was appointed as the Company’s Chief Executive Officer.

        Following is biographical and related party information for Mr. Stiska.

        Mr. Stiska, 66, has been a director of the Company since September 2008, and was a director of PepperBall from November 2001 through September 2008. Mr. Stiska is currently a Principal of Regent Partners, LLC, a merchant bank. From 2000 to 2007 Mr. Stiska was Chairman of Commercial Bridge Capital, LLC, a secured bridge loan fund. He was Of Counsel to the law firm of Latham & Watkins from 1998 to June 2000. From 1996 to 1998, Mr. Stiska served as Senior Vice President—Corporate of Qualcomm Incorporated and as General Manager of Qualcomm’s Technology Applications Group. From 1990 to 1996 he was President of Intermark, Inc. and then CEO of its successor, Triton Group Ltd. Prior to 1990 he practiced corporate and securities law. Mr. Stiska was a director of JNI Corporation and its Interim CEO in 2002, and served for many years as a director of Jaycor, Inc. He has served on numerous public and private company boards and is a past chairman of the Corporate Directors Forum, a San Diego business organization focusing on corporate governance and director education. Mr. Stiska earned a BBA in accounting and a JD in Law from the University of Wisconsin.

        Mr. Stiska purchased a Note in the principal amount of $100,000 on April 22, 2009. In addition, on April 22, 2009, Mr. Stiska exchanged a Replacement Note having a principal amount of $565,000 and accrued interest of $51,834 for a New Note with a principal amount of $616,834. Mr. Stiska’s Note and New Note have the terms described above under Item 1.01, Entry into a Material Definitive Agreement.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits.

10.1	Securities Purchase Agreement by and among the Company and the investors identified on the signature pages thereto, dated as of April 22, 2009.

10.2	Form of Convertible Promissory Note by and among the Company and the investors identified on the signature pages thereto.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepperBall Technologies, Inc.

Date: April 28, 2009	By:	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal Chief Financial Officer